Exhibit 10.2

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), made and entered into as of March 12, 2009, is by and between Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Borrower”), the Lenders party to the Credit Agreement (as defined below), and WB QT, LLC, a Delaware limited liability company, a Lender and as agent for the Lenders (in such capacity, the “Agent”).

RECITALS

1. The Lenders, the Agent and the Borrower entered into a Credit Agreement dated as of January 31, 2007, as amended by a First Amendment to Credit Agreement dated as of September 13, 2007, a Second Amendment to Credit Agreement dated as of November 6, 2007, a Waiver and Agreement dated as of December 14, 2007, a Third Amendment to Credit Agreement dated as of January 16, 2008, and a Fourth Amendment to Credit Agreement dated as of May 30, 2008 (as so amended, the “Credit Agreement”); and

2. The Borrower desires to amend certain provisions of the Credit Agreement, and the Lenders have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2. Amendments. The Credit Agreement is hereby amended as follows:

2.1. The definition of Maturity Date for the Term Loan is hereby amended to February 28, 2010.

2.2 Section 2.3(b) of the Credit Agreement titled “Accrual of Interest and Maturity; Evidence of Indebtedness” is amended to read in its entirety as follows:

(b) Term Loan. The Company hereby unconditionally promises to pay to Agent for the account of each Lender the outstanding principal balance of the Term Advance as follows:

(i) In monthly installments on the fifteenth day of each month commencing October 15, 2008, in the amount of $400,000 is due. On March 15, 2009 an additional payment of $3,900,000 is due.

(ii) All prepayments of principal with respect to the Term Notes shall be applied to the most remote principal installment or installments then unpaid.

(iii) On the applicable Maturity Date, the entire unpaid principal balance of the Term Notes and all unpaid interest accrued thereon shall also be fully due and payable in cash only.

Each payment date stated in (i) and (iii) above is hereinafter referred to as a “Term Loan Payment Date”).

Notwithstanding anything to the contrary in this Agreement, amounts due under Section 2.3(b)(i) may, at the option of the Company, be made in common stock of the Company subject to the satisfaction of the conditions in the immediately following sentence. When making any payment under Section 2.3(b)(i) using common stock of the Company, the value of each such share of stock shall be determined based on ninety five percent (95%) of the Volume-Weighted Average Price for such stock for the five (5) Business Days immediately prior to the date such payment is due pursuant to Section 2.3(b)(i) (“Term Loan VWAP Measurement Period”); provided, that no payment under Section 2.3(b)(i) may be made using common stock of the Company unless the following conditions have been satisfied: (A) the Company shall have given the Agent notice of its intention to make such payment using common stock, which notice shall be irrevocable, no later than six (6) Business Days prior to the Term Loan Payment Date; (B) the common stock used for payment shall be immediately transferable without restriction, subject to applicable securities laws, provided that prior to the Term Loan Payment Date Borrower has provided Company with a certificate customary for sales under Rule 144 and a Legal Opinion in form and substance acceptable to Company opining that Borrower may immediately sell such shares in accord with Rule 144 (and if such opinion and certificate is not received by the Company prior to the Term Loan Payment Date and the Company does not have an effective shelf registration statement on file with SEC with sufficient availability there under, then shares issued in payment will be restricted shares or Lenders may instead choose to require the Company to add such payment to the outstanding principal amount by providing the Company with written notice thereof at least one (1) business day prior to the Term Loan Payment Date); (C) the Company has the ability to choose to delay the scheduled amortization payment by providing the Agent written notice thereof at least six (6) business days prior to the Term Loan Payment Date, however the Company may not choose to delay such payment for more than two (2) consecutive months and may not choose to delay any such payment while an election is in effect for two (2) previous payments; (D) the common stock used for payment shall be delivered to the Agent on the Term Loan Payment Date; and (E) if the Volume-Weighted Average Price for such stock for the first three (3) days of the Term Loan VWAP Measurement Period is less than $0.50 per share the Lenders may instead choose to require the Company to add such payment to the outstanding principal amount by providing the Company with written notice thereof at least one (1) business day prior to the

Term Loan Payment Date. Notwithstanding anything in this Section 2.3(b) to the contrary, in the event the Company at the time of a Term Loan Payment Date is not able to make a payment under Section 2.3(b)(i) using common stock of the Company under the Marketplace Rules of the Nasdaq Stock Market, any principal payment due on such Term Loan Payment Date shall be due and payable on August 1, 2009.

2.3 Section 2.6 of the Credit Agreement titled “Interest; Interest Payments” is amended by adding the following sentence to the end of subsection (a):

“Notwithstanding the foregoing, if under condition (B) or (E) described in the last paragraph of Section 2.3(b) the Lenders require the Company to add a principal payment to the outstanding principal amount, then the interest rate on the amount so added to the principal shall be 9% from the date such amount is added to the principal and thereafter.”

2.4 Section 11.6 titled “Notices” is hereby amended by adding the following sentence:

“All notices must be received by 5 p.m. PT or it shall be deemed to be received on the following Business Day.”

Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

3.1 This Amendment, duly executed by the Borrower.

3.3 Certified copies of all documents evidencing any necessary third party consent or governmental or regulatory approval (if any) with respect to this Amendment.

Section 4. Representations, Warranties, Authority, No Adverse Claim.

4.1 Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment and the Waiver and Agreement of an even date hereof (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except for those representations and warranties that were expressly made only as of a specific date and changes permitted by the terms of the Credit Agreement and except with respect to those representations and warranties which are qualified as to materiality in which case such specific materiality qualifiers shall apply, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Lenders.

4.2 Authority, No Conflict, No Consent Required. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower’s Certificate of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Lenders. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Lenders.

4.3 No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lenders with respect to the Obligations.

Section 5. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. Each Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Lenders that the Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Lenders under the Security Agreement, the Pledge Agreement and the Mortgage, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

Section 6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Section 7. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 8. Successors. The Amendment Documents shall be binding upon the Borrower and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lenders and the successors and assigns of the Lenders.

Section 9. Legal Expenses. The Agent waives any right to be reimbursed pursuant to Section 11.5 of the Credit Agreement for the expenses incurred in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents. The Borrower agrees to reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney fees and legal expenses of Ross & Orenstein LLC or Dorsey & Whitney LLP, counsel for the Agent) incurred in enforcing the obligations of the Borrower under the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

Section 10. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

Section 12. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:	/s/ Brian Olson
Name:	Brian Olson
Title:	CEO

LENDER:

WB QT, LLC

By:	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	COO